Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lake Sunapee Bank Group (formerly New Hampshire Thrift Bancshares, Inc.) of our reports dated March 16, 2015, relating to the audits of the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K of Lake Sunapee Bank Group for the year ended December 31, 2015.

/s/ Shatswell, MacLeod & Company, P.C.

Shatswell, MacLeod & Company, P.C.

Peabody, Massachusetts

June 17, 2016